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                                                                      EXHIBIT 21

                                 CERIDIAN CORPORATION

                                    SUBSIDIARIES

                                    MARCH 15, 1998



                                                            STATE OR
                                                            OTHER JURISDICTION
SUBSIDIARIES AND THEIR AFFILIATES:                          OF INCORPORATION
----------------------------------                          -----------------

Archco, Inc.                                                Minnesota
Atrium Empowerment, Inc.                                    Ohio
  (f/k/a Innovative Business & Training Solutions, Inc.)
Ceridian Canada Holdings, Inc.                              Delaware
Ceridian Canada Ltd.                                        Canada
Ceridian Holdings U.K. Limited                              United Kingdom
    Centre-file Limited (f/k/a Datacarrer Limited)          United Kingdom
    CSW Research Limited                                    United Kingdom
Comdata Holdings Corporation                                Delaware
    Comdata Network, Inc.                                   Maryland
        Cashcall Systems, Inc.                              Canada
        Comdata Network Inc. of California                  California
        Comdata Telecommunications Services, Inc.           Delaware
        Permicom Permits Services, Inc.                     Canada
EAS Technologies Inc.                                       Delaware
FLX Corporation                                             Pennsylvania
International Automated Energy Systems, Inc.                Florida
Minidata Services, Inc.                                     New Jersey
Partnership Group, Inc., The                                Pennsylvania
Resumix, Inc.                                               California
Scarborough Research (General Partnership)                  Delaware
Tesseract Corporation                                       California
User Technology Services Inc.                               New York



Certain subsidiaries, which in the aggregate would not constitute a significant subsidiary, are omitted from this listing.